Exhibit 99.1

Zoned Properties Reports Full-Year 2019 Financial Results

SCOTTSDALE, Ariz., March 26, 2020 /BusinessWire/ -- Zoned Properties®, Inc. (OTCQB: ZDPY), a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for the regulated cannabis industry, positioning the Company for property acquisitions and revenue growth, today announced its financial results for the year ended December 31, 2019.

Full-Year 2019 Financial Results

●	Completed a 32.3% common stock redemption as consideration for amending agreements with its Significant Tenant in Arizona, providing an immediate return of value to shareholders. As a result, Zoned Properties closed 2019 with 11.9 million common shares issued and outstanding.

●	Revenues were $1.26 million for the year ended December 31, 2019, compared to $1.24 million for the year ended December 31, 2018, after the Company’s transition to a new business model.

●	Operating expenses were $1.26 million for the year ended December 31, 2019, compared to $3.20 million for the year ended December 31, 2018, which included a one-time non-cash write-off of $1.85 million related to deferred rent receivables in the second quarter of 2018.

●	Cash provided by operating activities was $285,000 for the year ended December 31, 2019 compared to $360,000 for the year ended December 31, 2018.

●	The Company had cash of $640,000 as of December 31, 2019, compared to $355,000 as of December 31, 2018, continuing positive cash-flow.

“Zoned Properties closed 2019 with a tight capital structure, a clean balance sheet with no toxic debt, and a positive cash position; a rarity among companies operating in the regulated cannabis industry. We have a strong, unleveraged portfolio of triple-net leased properties producing passive rental revenue that are positioned for large-scale expansion and increased value potential. I am extremely excited about our opportunity to utilize the past year’s achievements to scale Zoned Properties in the coming years,” commented Bryan McLaren, Chief Executive Officer.

“I believe 2020 will be a transformative year for the cannabis industry. As we continue to execute on our strategic plan, Zoned Properties is positioned to play an important leadership role in shaping this emerging industry while capitalizing on this transformation for the benefit of all stakeholders,” continued Mr. McLaren. “Subsequent to the 2019 year-end, Zoned Properties was validated by the United Nations and One Carbon World as the first cannabis industry-focused business to achieve carbon neutrality, we completed a $100,000 investment in an exciting new franchise start-up organization, and we have continued to expand our advisory services across the cannabis industry. We very much look forward to sharing tangible updates as we work to grow Zoned Properties as an industry-wide leader.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for clients in the regulated cannabis industry, positioning the company for real estate acquisitions and revenue growth. We intend to pioneer sustainable development for emerging industries, including the regulated cannabis industry. We are an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. We focus on investing capital to acquire and develop commercial properties to be leased on a triple-net basis, and engaging clients that face zoning, permitting, development, and operational challenges. We provide development strategies and advisory services that could potentially have a major impact on cash flow and property value. We do not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”).

Website: www.ZonedProperties.com

Twitter: @ZonedProperties

LinkedIN: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren
Tel (877) 360-8839
Investors@zonedproperties.com

www.zonedproperties.com